                                                                    EXHIBIT 10.9

                                      LEASE

                                     between

                             DIRECTOR OF DEVELOPMENT
                              OF THE STATE OF OHIO


                                       and


                              FOREMOST MGMT., INC.


                                      Dated

                                      as of

                               September 21, 1993


                       (OHIO ENTERPRISE BOND FUND PROGRAM)

                                      LEASE

                  THIS LEASE made and entered into as of September 2l , 1993 between the Director of Development of the State of Ohio (the "Director"), and Foremost Mgmt., Inc., a corporation organized under the laws of the State of Ohio (the "Company"), under the circumstances summarized in the following recitals (the capitalized terms used in the recitals being used therein as defined in Article I hereof):

                  A. Pursuant to the Act, the Director is authorized, among other things, to acquire property, and convey property so acquired, by lease, lease purchase or other disposition, upon such terms and conditions as the Director determines to be appropriate to satisfy the objectives of the Act.

                  B. The Company has requested that the Director provide financial assistance for the Project by acquiring and constructing the Project, leasing the Project to the Company and conveying the Project to the Company upon termination of the Lease Term, all subject to and in accordance with the terms of this Lease.

                  C. The Director has determined that the Project constitutes an Eligible Project and that the financial assistance to be provided pursuant to this Lease is appropriate under the Act and will be in furtherance and in implementation of the public policy set forth in the Act.

                  D. The financial assistance to be provided pursuant to this Lease has been reviewed and approved by the Development Financing Advisory Board and the Controlling Board, pursuant to the Act.

                  NOW, THEREFORE, in consideration of the premises and the representations and agreements hereinafter contained, the Director and the Company agree as follows (provided, that any obligation of the Director created by or arising out of this Lease shall not be a general debt on the part of the Director or the State but shall be payable solely out of the rentals, revenues and other income, charges and moneys realized from the use, lease, sale or other disposition of the Project and any insurance and condemnation awards as herein provided):

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Use of Defined Terms. In addition to the words and terms elsewhere defined in this Lease or by reference to other instruments, the words and terms set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates different meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

                  Section 1.2.      Definitions.  As used herein:


                  "Act" means Chapter 166, Ohio Revised Code, as from time to time enacted and amended.

                  "Additional Rent" means the additional rent specified in
Section 4.3 of this Lease.

                  "Allowable Costs" means "allowable costs" of the Project within the meaning of the Act.

                  "Application" means the Application of the Company, dated August 24, 1992, submitted to the Director requesting assistance under the Act.

                  "Authorized Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Director and the Trustee, containing the specimen signature of such person and signed on behalf of the Company by the President of the Company. Such certificate may designate an alternate or alternates.

                  "Bonds" means the State of Ohio State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 1993-5 (Foremost Mgmt., Inc. Project) (Taxable Bonds) authorized by the General Bond Order and the Series Bond Order.

                  "Code" means the Internal Revenue Code of 1986, as amended, and references to the Code and Sections of the Code shall include relevant regulations and proposed regulations thereunder or under the Internal Revenue Code of 1954, as amended, and any successor provisions to such Sections, regulations or proposed regulations.

                  "Collateral Proceeds Account" means the Series 1993-5 Collateral Proceeds Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

                  "Commitment" means the letter from the Director to the Company, dated May 6, 1993, pursuant to which the Director, on behalf of the State, agrees to provide assistance under the Act for the Project.

                  "Company" means Foremost Mgmt. Inc., a corporation organized under the laws of the State of Ohio.

                  "Completion Date" means the date of completion of the Project, as certified by the Company pursuant to Section 3.4 hereof.

                  "Construction Period" means the period between the beginning of construction of the Project or the date on which this Lease is delivered to the Director, whichever is earlier, and the Completion Date.

                  "Controlling Board" means the Controlling Board of the State.

                  "Cost Certification" means a certification of the Company, as of a specified date, setting forth in reasonable detail the costs incurred and, if appropriate, to be incurred in completing the Provision of the Project, including a detailed listing, by category, of all Allowable Costs.

                  "Debt Service Account" means the Debt Service Account, established pursuant to the General Bond Order, in the Economic Development Bond Service Fund.

                  "Development Financing Advisory Board" means the Development Financing Advisory Board of the State.

                  "Director' means the officer of the State, appointed pursuant to Section 121.03 of the Ohio Revised Code, who administers and is the executive head of the Department of Development of the State, the officer who by law performs the functions of that office, and any person acting on behalf of the Director of Development of the State pursuant to any delegation permitted by law.

                  "Economic Development Bond Service Fund" means the Economic Development Bond Service Fund created by Section 166.08(S) of the Ohio Revised Code.

                  "Eligible Project" means an "eligible project" within the meaning of the Act.

                  "Eligible Investments" means Eligible Investments as defined in the Trust Agreement.

                  "Event of Default" means any of the events described as an event of default in Section 9.1 hereof.

                  "Facilities Establishment Fund" means the Facilities Establishment Fund created by Section 166.03 of the Ohio Revised Code.

                  "General Bond Order" means the General Bond Order of the Treasurer, dated April 11, 1988, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

                  "Governing Instruments" means the articles of incorporation and code of regulations of the Company.

                  "Governmental Authority" means, collectively, the State, any political subdivision thereof, any municipality, and any agency, department, commission, board or bureau of any of the foregoing having jurisdiction over the Project.

                  "Guarantors" means the Company, Alan A. Stockmeister, the Sublessee and Jeno, F. and Lois Paulucci (husband and wife). Notwithstanding any other provision of this Lease, the Sublessee shall be a Guarantor only with respect to obligations of the Company arising during the term of the Sublease and Jeno F. and Lois Paulucci shall be Guarantors only with respect to obligations of the Company arising during the term of the Sublease and only to the extent of the amounts due and payable under the Sublease.

                  "Guaranty" means the Guaranty Agreement of even date herewith between the Guarantors and the Trustee.

                  "Independent Engineer" means an engineer or engineering firm or an architect or architectural firm, qualified to practice the profession of engineering or architecture under the laws of the State and who or which is not an officer or a full time employee of the Company or any sublessee of the Project.

                  "Interest Rate For Advances" means (a) the interest rate borne by the Bonds, or (b) a rate which is one percent in excess of the prime or base interest rate then charged by the Trustee in its lending capacity as a bank, whichever is greater and lawfully chargeable.

                  "Issuance Expense Account" means the Series 1993-5 Issuance Expense Account created in the Series Bond Order.

                  "Lease" means this Lease, as from time to time amended or supplemented.

                  "Lease Approval Documents" means, with respect to the Lease, the Recommendation of the Director to the Development Financing Advisory Board dated March 25, 1993, the Resolution of the Development Financing Advisory Board dated March 25, 1993, the Approval of the Controlling Board dated May 3, 1993 and the Commitment.

                  "Lease Term" or "Term" means the duration of the leasehold estate created in this Lease as specified in Section 4.2 hereof.

                  "Net Proceeds," when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses incurred in the collection of such gross proceeds.

                  "Notice Address" means:

                  (a) As to the Director:   Department of Development
                                            P. O. Box 1001
                                            Columbus, Ohio 43166-0101
                                            Attn: Director

                  and
                                            Squire, Sanders & Dempsey
                                            41 South High Street
                                            Columbus, Ohio 43215
                                            Attn: John P. Witten, Esq.
                                            Tel: (614)365-2700
                                            Fax: (614)365-2499

                  (b) As to the Company:    Foremost Mgmt., Inc.
                                            P.O. Box 667
                                            227 Main Street
                                            Jackson, Ohio 45640
                                            Attn.: Alan A. Stockmeister,
                                                   President
                                            Tel: (614)286-8850
                                            Fax: (614)286-6013

                  and                       Luigino's, Inc.
                                            525 Lake Avenue South
                                            Duluth, Minnesota 55811
                                            Attn: Jeno F. Paulucci,
                                                  President
                                            Tel:  (218)723-5555
                                            Fax:  (218)723-5580

                  (c) As to the Trustee:    The Provident Bank
                                            One East Fourth Street
                                            Cincinnati, Ohio 45269
                                            Attn: Corporate Trust Dept.
                                            Tel:  (513)579-2068
                                            Fax:  (513)579-2233

or such additional or different address, notice of which is given under Section
11.3 hereof.

                  "Original Deposit" means Eight Hundred Ten Thousand Dollars ($810,000), which amount is to be deposited in the Primary Reserve Account upon delivery of this Lease, in accordance with Section 4.5 hereof.

                  "Permitted Encumbrances" means this Lease and those liens, charges, easements, conditions, restrictions and encumbrances described on Exhibit C attached hereto.

                  "Plans and Specifications" means the plans and specifications or other appropriate documents describing the Project prepared by or at the direction of the Company.

                  "Primary Reserve Account" means the Series 1993-5 Primary Reserve Account, established pursuant to the General Bond Order and the Series Bond Order, in the Economic Development Bond Service Fund.

                  "Project" means the Project Site and the Project Facilities, together constituting an Eligible Project.

                  "Project Facilities" means the buildings, structures, additions and improvements described in Exhibit B attached hereto and more particularly described in the Plans and Specifications.

                  "Project Fund" means the Series 1993-5 Project Fund, established pursuant to the Series Bond Order.

                  "Project Purposes" means the acquisition of land and the construction thereon of a facility measuring 149,920 square feet in that facility to be used for a food processing center, raw material storage and finished product storage for frozen food processing.

                  "Project Site" means the real estate described in Exhibit A attached hereto.

                  "Provision" means, as applicable, the acquiring, installing, constructing, reconstructing, rehabilitating, renovating, enlarging, improving, equipping or furnishing of the Project.

                  "Series Bond Order" means Series Bond Order R5-93 of the Treasurer, dated September 20, 1993, as the same may be amended from time to time in accordance with its provisions or the provisions of the Trust Agreement.

                  "State" means the State of Ohio.

                  "Sublease" means the Sublease, dated as of September 21, 1993, between the Company, as sublessor, and the Sublessee, as sublessee.

                  "Sublessee" means Luigino's, Inc., a corporation organized under the laws of the State of Minnesota.

                  "Supplement" means the Thirty-Eighth Supplemental Trust Agreement, dated as of September 1, 1993, between the Treasurer and the Trustee, of which the Series Bond Order is a part.

                  "Terms and Conditions to Disbursement" means the terms and conditions which must be satisfied by the Company with respect to each request for disbursement of moneys from the Project Fund in order to obtain the Director's approval of such request for disbursement, which terms and conditions are set forth on Exhibit D attached hereto.

                  "Treasurer" means the Treasurer of State of the State, or the officer who by law performs the functions of that office.

                  "Trustee" means the trustee at the time serving as such under the Trust Agreement, initially The Provident Bank, Cincinnati, Ohio.

                  "Trust Agreement" means the Trust Agreement, dated as of April 1, 1988, between the Treasurer and the Trustee, of which the General Bond Order is a part, as the same may be amended, modified or supplemented by any amendments or modifications thereof and any supplements thereto (including, but not limited to, the Supplement) entered into in accordance with the provisions thereof.

                  Section 1.3. Certain Words and References. Any reference herein to the Director shall include those succeeding to his functions, duties or responsibilities pursuant to or by operation of law or lawfully performing such functions. Any reference to a section or provision of the Constitution of the State or to the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section, provision or chapter as from time to time amended, modified, revised, supplemented or superseded, provided that no such amendment, modification, supplementation, revision or supersession shall alter the obligation of the Company to pay the rent, Additional Rent and all other amounts payable hereunder at the times provided herein. All references to "generally accepted accounting principles" shall have the meaning set forth in Statement on Auditing Standard No. 69 or any predecessor or successor pronouncement of the American Institute of Certified Public Accountants in effect for any applicable fiscal period.

                  The terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Lease; and the term "heretofore" means before, and the term "hereafter" means after, the date of delivery of this Lease.

                                   ARTICLE II

                        DETERMNATION AND REPRESENTATIONS

                  Section 2.1. Determinations of the Director. Pursuant to the Act and on the basis of the representations and other information vide by the Company, the Director has heretofore made certain determinations, as set forth in the Lease Approval Documents, which are hereby confirmed, and the Director hereby determines that the financial assistance to be provided by the State pursuant to this Lease will conform to the requirements of the Act, including
Section 166.02 thereof, and will further implement the purposes of the Act by creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

                  Section 2.2. Representations of the Company. The Company hereby represents and warrants that:

                  (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                  (b) It has full power and authority to execute, deliver and perform this Lease and the Sublease and to enter into and carry out the transactions contemplated hereby and thereby. Such execution, delivery and performance do not, and will not, violate any provision of law applicable to the Company or the Governing Instruments of the Company and do not, and will not, conflict with or result in a default under any agreement or instrument cc) which the Company is a parry or by which it or any of its property or assets is or may be bound. This Lease and the Sublease have, by proper action, been duly authorized, executed and delivered and all necessary actions have been taken to constitute this Lease and the Sublease legal, valid and binding obligations of the Company.

                  (c) The provision of financial assistance pursuant to the Lease Approval Documents and this Lease induced the Company to provide the Project, thereby creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

                  (d) It presently intends that the Project will be used and operated in a manner consistent with the Project Purposes until the end of the Lease Term, and the Company knows of no reason why the Project will not be so operated.

                  (e) There are no actions, suits or proceedings pending or threatened against or affecting the Company or the Project which, if adversely determined, would individually or in the aggregate materially impair the ability of the Company to perform any of its obligations under this Lease or the Sublease or adversely affect the financial condition of the Company.

                  (f) No defaults exist under the Sublease and the Company is not in default under this Lease or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which by notice, the passage of time or otherwise would constitute any such event of default.

                  (g) Zoning regulations applicable to the Project Site permit the Provision of the Project thereon in accordance with the Plans and Specifications and the operation of the Company's business thereon; and all utilities, including water, storm and sanitary sewer, gas, electric and telephone, and rights of access to public ways are available or win be provided to the Project Site in sufficient locations and capacities to meet the requirements of operating the Project and of any applicable Governmental Authority.

                  (h) The Company has made no contract or arrangement of any kind, other than this Lease, which has given rise to or the performance of which by the other party thereto would give rise to a lien or claim of lien on the Project or other collateral covered by this Lease other than the Sublease, and, except as disclosed in writing to the Director, no materials or labor have heretofore been supplied to or performed in connection with the Project.

                  (i) No representation or warranty of the Company contained in any of the Lease Approval Documents or this Lease, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director by or on behalf of the Company (including, without limitation, the Application) contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                  (j) The financial statements of the Company heretofore delivered to the Director are true and correct, in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition and the results of operation of the Company as of the dates thereof. No materially adverse change has occurred in the financial condition of the Company since the respective dates thereof.

                  (k) The Company has conveyed, or caused to be conveyed, to the Director good and marketable title to a fee simple interest in the Project Site and Project Facilities, subject in all cases to no lien, charge, easement, condition, restriction or encumbrance except as created by this Lease and except for Permitted Encumbrances.

                  (l) Except as disclosed in Exhibit C to this Lease, there are no other easements or agreements, including, without limitation, parking agreements, encroachment agreements, access easements, service agreements, real estate tax abatement agreements and other similar agreements affecting the Project.

                  (m) The Project Site has never, and does not currently contain, nor is it contaminated by, any hazardous or toxic waste materials in violation of any applicable environmental laws or regulations, including, but not limited to, Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 et seq. and Chapter 3734 of the Ohio Revised Code; and no "clean-up" of the Project Site has occurred pursuant to any applicable federal or state environmental laws, or regulations which would give rise to (i) liability on the part of any person, entity or association to reimburse any governmental authority for the costs of any such "clean-up, " or (ii) a lien or encumbrance on the Project Site.

                  (n) The Company has prior to or concurrently with the execution of this Lease entered into the Sublease, a copy of which is attached hereto as Annex I and which is incorporated herein by this reference, with the Sublessee.

                                   ARTICLE III

                   COMMENCEMENT AND COMPLETION OF THE PROJECT

                  Section 3.1. Provision of the Project. The Director agrees that he win cause the P_ Provision of the Project activities on the Project Site in accordance with the Plans and Specifications.

                  The Director further agrees that he will enter into, or accept the assignment of, such contracts as the Company may request in order to effectuate the purposes of this Section.

                  The Director hereby makes, constitutes and appoints the Company as his true and lawful agent, with full power of substitution in the premises and the Company hereby accepts such agency, (a) to acquire and construct install the Project Facilities or the Project Site in accordance with the Plans and Specifications, (b) to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions, either in the name of the Company solely or as the stated agent for the Director, with any other persons, firms or corporations, and in general to do all things which may be requisite or proper, all for acquiring and constructing the Project Facilities with the same powers and with the same validity as the Director could do if acting in his own behalf, (c) pursuant to the provisions of this Lease, to pay all Allowable Costs incurred in the acquisition and construction of the Project Facilities from funds made available therefor in accordance with this Lease and
(d) to ask, demand, sue for, levy, recover and receive all such sum of money, debts, dues and other demands whatsoever which may be due, owing and payable to the Director under the terms of any contract, order, receipt, writing and instrument in connection with the acquisition and construction of the Project Facilities, and to enforce the provisions of any contract, agreement, obligation, bond or other performance security. So long as the Company is not in default under any of the provisions of this Lease or the Sublease, this appointment of the Company to act as agent and all authority hereby conferred is granted and conferred irrevocably to the Completion Date and thereafter until all activities in connection with the acquisition and construction of the Project Facilities shall have been completed, and shall not be terminated prior thereto by act of the Director or the Company or by operation of law.

                  The Director and the Company each agree that in connection with the construction of the Project Facilities the acquisition and construction of the Project Facilities shall proceed with all reasonable dispatch.

                  The Company agrees that all wages paid to laborers and mechanics employed in connection with the construction of the Project Facilities by the Company or its contractors or subcontractors shall be paid at the prevailing rates of wages of laborers and mechanics for the class of work called for by the Project, which wages shall be determined in accordance with the requirements of Chapter 4115 of the Ohio Revised Code for determination of prevailing wage rates.

                  Section 3.2. Deposits to the Project Fund and the Issuance Expense Account. In order to provide funds for payment of the Allowable Costs of the Project, the Director, upon delivery of this Lease, shall cause to be transferred from the Facilities Establishment Fund to the Project Fund the sum of Seven Million Ninety-Five Thousand Dollars ($7,095,000). Funds loaned to the Company pursuant to that certain Loan Agreement dated September 21, 1993 by and between the Director and the Company may be deposited in the Project Fund. In order to provide funds for payment of costs of issuance of the Bonds, the amount of Bond proceeds deposited in the Issuance Expense Account shall be One Hundred Ninety Five Thousand Dollars ($195,000).

                  This Lease is conditioned upon the satisfaction of one of the following conditions:

                  (a) The Company shall provide cash in the amount of One Million One Hundred Thousand Dollars ($1,100,000) to the Trustee, which the Trustee shall deposit in the Project Fund;

                  (b) The Company shall provide to the Trustee an unconditional and irrevocable letter of credit, acceptable to the Director in the Director's sole discretion, for the amount of One Million One Hundred Thousand Dollars ($1,100,000), payable to the Trustee and for a term of not less than one year;

                  (c) The Company shall provide to the Trustee a letter of commitment, acceptable to the Director in the Director's sole discretion, from the Sublessee's bank, reserving for not less than one year One Million One Hundred Thousand Dollars ($1,100,000) of the Sublessee's lines of credit for payment of Allowable Costs of the Project and authorizing the Trustee to draw upon such reserved amount of the lines of credit.

                  Section 3.3. Disbursements from the Project Fund. The Treasurer has, in the Supplement, authorized and directed the Trustee to disburse the moneys in the Project Fund for Allowable Costs of the Project. Except as otherwise provided in this Lease, each payment from the Project Fund shall be made only upon (A) the written direction of the Authorized Company Representative, who shall certify with respect to each such payment: (i) that each item for which payment is requested is an Allowable Cost properly payable out of the Project Fund in accordance with the terms and conditions of this Lease and none of the items for which the payment is proposed to be made has formed the basis for any payment theretofore made from the Project Fund, (ii) that each item for which payment is proposed to be made is or was necessary in connection with the Project and (iii) that the Company has received from each payee appropriate waivers of any mechanics' or other liens (or has provided indemnification in lieu thereof satisfactory to the Director) and (B) the written approval of the Director. The Director shall not be required to approve any request for disbursement of moneys from the Project Fund unless the Company has complied with all of the Terms and Conditions to Disbursement. The Trustee shall be allowed a reasonable time, not to exceed fifteen (15) days, in view of the character of any investment Or investments required to be liquidated for the purpose, for the making of any disbursement from the Project Fund authorized by this Section.

                  Section 3.4. Establishment of Completion Date. The Company covenants that the Completion Date shall occur not later than December 31, 1994. The Completion Date shall be evidenced to the Director and to the Trustee by a certificate signed by the Authorized Company Representative stating that, except for amounts retained by the Trustee in the Project Fund for Allowable Costs of the Project not then due and payable, (i) Provision of the Project has been completed in accordance with the Plans and Specifications and all labor, services, materials and supplies used in such acquisition and installation have been paid for, (ii) all other facilities necessary in connection with the Project have been constructed, acquired and installed in accordance with the plans and specifications therefor and all costs and expenses incurred in connection therewith have been paid, (iii) all materially significant disputes, controversies or claims arising out of or in connection with the acquisition and installation of the Project have been resolved, satisfied or paid in M1, as the case may be. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Company shall also deliver to the Director and to the Trustee a Cost Certification. Any amount remaining in the Project Fund on the Completion Date, except for amounts which the Authorized Company Representative certifies to the Trustee as being required to pay Allowable Costs of the Project not then due and payable, shall be transferred by the Trustee to the Collateral Proceeds Account.

                  Section 3.5. Company Required to Pay Acquisition and Installation Costs in Event Project Fund Insufficient. In tile event the moneys in the Project Fund available payment of costs of the Project should not be sufficient to pay the cost thereof in full, the Company agrees, for the benefit of the Director, to complete the Project and to pay all the portion of the costs of the Project as may be in excess of the moneys available therefor in the Project Fund. The Director does not make any warranty, either express or implied, that the moneys which will be paid into the Project Fund and which under the provisions of this Lease will be available for payment of the Allowable Costs of the Project will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Project Fund the Company should pay any portion of the said costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Director or the Trustee, nor shall it be entitled to any diminution in or postponement of the rents payable under Section 4.3 hereof.

                  Section 3.6. Remedies to Be Pursued Against Contractors and Subcontractors and their Sureties. In the event of default of any contractor or subcontractor under any contract made by it in connection with the Project or in the event of a breach of warranty with respect to any materials, workmanship, or performance guaranty, the Company will promptly proceed, either separately or in conjunction with others, to exhaust the remedies of the Company or the Director against the contractor or subcontractor so in default and against each such surety for the performance of such contract. The Company agrees to advise the Director of the steps it intends to take in connection with any such default. If the Company shall so notify the Director, the Company may, in its own name or in the name of the Director, prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor or surety which the Company deems reasonably necessary, and in such event the Director hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Director in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing, after deduction of expenses incurred in such recovery, prior to the Completion Date shall be paid into the Project Fund or, if recovered after the Completion Date and full disposition of the Project Fund in accordance with Section 3.4 hereof, shall be paid to the Trustee for deposit in the Collateral Proceeds Account.

                  Section 3.7. Investment of Project Fund, Primary Reserve Account or Collateral Proceeds Account. Any moneys held as part of the Project Fund, the Primary Reserve Account or the Collateral Proceeds Account shall be invested by the Trustee, upon the written or oral direction (but if oral, confirmed promptly in writing) of the Authorized Company Representative, in Eligible Investments.

                  Section 3.8. Lease as Security Agreement. This Lease is intended to create and does create in the Director a security interest in the Project, and in each part thereof, under the Ohio Uniform Commercial Code (Chapters 1301 to 1309, inclusive of the Ohio Revised Code) as security for the payment of rent required by Section 4.3 hereof.

                  Section 3.9. Plans and Specifications; Inspections. At his option, the Director may retain, at the Company's expense, an architect, engineer, appraiser or other consultant for the purpose of approving the Plans and Specifications, verifying costs and performing inspections as Provision of the Project progresses. Such inspections or approvals of Plans and Specifications or the Project shall impose no responsibility or liability of any nature upon the Director, the State, their agents, representatives or designees nor, without limitation, carry any warranty or representation as to the adequacy or safety of the Project or any other physical condition or feature pertaining to the Project. The Company shall, at the request of the Director, make periodic reports (including, if required, submission of updated Cost Certifications) to the Director concerning the status of completion and the expenditure of costs in respect thereof.

                  The Company may revise the Plans and Specifications from time to time; provided that no revision shall be made (a) which would change the Project Purposes to purposes other than those permitted by the Act; (b) without obtaining, to the extent required by law, the approval of any applicable Governmental Authority; and (c) without the prior written approval of the Director if such revision would change the amounts set forth in the most recently furnished Cost Certification. In any event, all revisions to the Plans and Specifications shall be promptly filed with the Director.

                  Section 3.10. Environmental Assessment. The Director may retain, at the Company's expense, an independent consultant to perform an overall environmental assessment and to prepare a report certifying that the Project Site is not being used for, or threatened by, nor has ever been used for, or threatened by, the use, generation, treatment, storage or disposal of any asbestos or asbestos-containing material, petroleum or any hazardous or toxic chemical, material, substance or waste to which exposure is prohibited, limited or regulated by any federal, state or local law, regulation, ordinance, order or directive pertaining to the protection of the environment (collectively "Environmental Laws") or which, even if not so regulated, is known to pose a hazard to the health or safety of the occupants of the Project Site or of property adjacent to the Project Site and that the Company's environmental management practices are in compliance with all Environmental Laws. The overall environmental assessment may be done in three phases. The Company represents and warrants that it has the authority to and hereby does grant to the Director, its agents, representatives, employees, consultants and contractors the right to enter the Project Site and to perform such acts as are necessary to conduct such assessment.

                                   ARTICLE IV

                     LEASE OF PROJECT, LEASE TERM AND RENTAL

                  Section 4.1. Lease of Project. The Director, as lessor hereunder, in consideration of the rents, covenants and agreements herein stated, agrees to, and does hereby lease to the Company, as lessee hereunder, and the Company agrees to, and does hereby lease from the Director, subject to the provisions of this Lease, the Project for the Lease Term.

                  Section 4.2. Lease Term and Possession. The Lease Term shall commence on the date of delivery of this Lease and, subject to ea termination as provided herein, shall end on June 2, 2013. The Director agrees to deliver to the Company full possession of the Project (subject to Section 7.2 hereof) at the commencement of the Lease Term and the Company agrees to accept possession of the Project upon such delivery. The Director covenants ana agrees that it will not take any action, other than pursuant to Article IX of this Lease, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project during the Lease Term and will, at the request of the Company, and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Project. This provision shall not be construed to require cooperation by the Director with the Company in any labor dispute.

                  Section 4.3. Rents and Other Amounts Payable. Not later than the fifteenth (15th) day of the months of October 1993 and November 1993, the Company shall pay as rent an amount equal to one-half (1/2) of the amount of interest on the Bonds which will be payable on December 1, 1993. Not later than the fifteenth (15) day of the months of December 1993, January 1994 and February 1994, the Company shall pay as rent an amount equal to one-third (1/3) of the amount of interest on the Bonds which will be payable on March 1, 1994. Not later than the fifteenth (15th) day of the months of March 1994, April 1994 and May 1994, the Company shall pay as rent an amount equal to one-third (1/3) of the amount of interest on the Bonds which will be payable on June

1, 1993. Not later than the fifteenth (15th) day of each month commencing June 15, 1994 and continuing thereafter until the principal of and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement, the Company shall pay as rent an amount equal to the sum of (i) one-third (1/3) of the amount of interest on the Bonds which will be payable on the next succeeding date on which such interest is due to be paid, and (ii) one-third (1/3) of the amount of principal of the Bonds which will be payable (whether at stated maturity or by redemption) on the next succeeding date on which such principal is due to be paid. The Company shall receive a credit against the rent payment due in the month of February of each year to the extent and in the manner provided in the General Bond Order and the Series Bond Order. If the Company fails to make any payment required by this paragraph on the due date thereof, the Trustee shall, to the extent that funds are available therefor, transfer to the Debt Service Account an amount equal to such payment from the Collateral Proceeds Account and, if the balance in the Collateral Proceeds Account is insufficient, from the Primary Reserve Account.

                  If moneys are transferred from the Primary Reserve Account or the Collateral Proceeds Account to the Debt Service Account pursuant to the provisions of Section 14 of the General Bond Order, and if no Event of Default is then existing, the Company shall receive a credit against rental payments payable hereunder, in inverse order of their maturity, in an amount equal to the amount so transferred.

                  If no Event of Default is then existing and if the balance in the Primary Reserve Account is greater than or equal to the aggregate amount of rental payments to become due and payable during the remaining term of this Lease, the Company may direct the Trustee to apply monies in the Primary Reserve Account to monthly rental payments as they become due and, in such case and notwithstanding the provisions of Section 4.5 hereof, the Company shall not be required to deliver moneys to the Trustee to restore the balance in the Primary Reserve Account to an amount equal to the Original Deposit.

                  Not later than the fifteenth (15th) day of each month, Commencing October 15, 1993, the Company shall pay to the Trustee (i) an amount equal to one twelfth (1/12) of the Trustee's annual administrative fee (which annual administrative fee shall be calculated at a rate equal to the sum of (A) $1,200 per million dollars for each million dollars or any part thereof of the first five million dollars of outstanding principal amount of Bonds, and (B) $700 per million dollars for each million dollars or any part thereof of the next five million dollars of outstanding principal amount of Bonds, and (C) $600 per million dollars for each million dollars or any part thereof of outstanding principal amount of Bonds in excess of ten million dollars), constituting the fee of the Trustee in connection with its administration of the Project Fund, the Primary Reserve Account and the Collateral Proceeds Account, and (ii) an amount equal to .0104167% of the outstanding principal amount of the Bonds ("Additional Rent"). The Company and the Director acknowledge and agree that the Additional Rent is intended to reimburse the Department of Development of the State for a portion of the cost of administering the Ohio Enterprise Bond Fund program.

                  The Company also agrees to pay to the Director reasonable expenses of the Director related to the Project and requested by the Company or required by this Lease or the Trust Agreement, or incurred in enforcing the provisions of this Lease or the Trust Agreement and which are not otherwise required to be paid by the Company under the terms of this Lease, including, without limitation, the costs of the overall environmental assessment and report described in Section 3.10 of this Lease.

                  In the event Company should fail to make any of the payments required in this Section 4.3, the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon at the rate of the Interest Rate for Advances. If any payment required by the first paragraph of this Section 4.3 is not made by the first day of the month following the month in which such payment is due, the Company shall pay, in addition to such payment, a late payment charge of five percent (5 %) of the amount of such payment.

                  Section 4.4. Place of Payments. The rent provided for in the first paragraph of Section 4.3 hereof and the late payment charge provided for in the last paragraph of Section 4.3 hereof shall be paid directly to the Trustee at its principal corporate trust office for the account of the Director, and the Trustee shall deposit such payments in the Debt Service Account. Additional Rent shall be paid to the Trustee, who shall pay such amounts to the Director, not less frequently than monthly, for deposit in the First Half Account (if received by the Director between January 1 and June 30) or the Second Half Account (if received by the Director between July I and December 31) created in the Trust Agreement. The additional payments to be made to the Director under Section 4.3 hereof shall be paid directly to the Director for use as provided in such Section.

                  Section 4.5. Primary Reserve Account. Upon delivery of this Lease and in accordance with the General Bond Order and the series Bond Order, the Company shall deliver or cause to be delivered to the Trustee for deposit or credit to the Primary Reserve Account a sum of money equal to the Original Deposit (which sum may, to the extent provided for in the Series Bond Order, be derived from proceeds of the sale of the Bonds). In accordance with the provisions of the General Bond Order and the Series Bond Order, the Trustee shall transfer moneys from the Primary Reserve Account to the Debt Service Account if (a) the Company shall have failed to make a rent payment required by the first paragraph of Section 4.3 hereof, and (b) the balance in the Collateral Proceeds Account is insufficient to provide funds for such transfer.

                  If, as a result of a transfer described in the immediately preceding paragraph, the balance in the Primary Reserve Account is less than the Original Deposit, the Trustee shall promptly notify the Company, by telephone and confirmed in writing, of the amount of such deficiency, and the Company shall, not later than ten (10) days after receipt of such notice, deliver to the Trustee for deposit or credit to the Primary Reserve Account moneys in the amount of such deficiency.

                  Pursuant to Section 14 of the General Bond Order, the Trustee shall, under the circumstances described in said Section 14, transfer moneys from the Primary Reserve Account to the Debt Service Account.

                  Section 4.6. Obligation of the Company Hereunder Unconditional. The obligations of the Company to make the payments required in
Section 4.3 and Section 4.5 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and until such time as the principal of and interest and premium, if any, on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Trust Agreement, the Company (i) will not, subject to the provisions of Section 8.6 hereof, suspend or discontinue any payments provided for in Section 4.3 or Section 4.5 hereof, (ii) will perform and observe all of its other agreements contained in this Lease, and (iii) except as provided in Article X hereof, will not terminate the Lease for any cause including, without limiting the generality of the foregoing, failure to complete the Project, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State or any political subdivision of either, or any failure of the Director to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or connected with this Lease or the Trust Agreement. Nothing contained in this Section shall be construed to release the Director from the performance of any of the agreements on his part contained in this Lease; and in the event Director should fail to perform any such agreement on his part, the Company may institute such action against the Director as the Company may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not impair the agreements on the part of the Company contained in the next preceding sentence. The Company may, however, at its own cost and expense and in its own name or in the name of the Director, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Director hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Director in any such action or proceeding if the Company shall so request. This provision shall not be construed to require cooperation by the Director with the Company in any labor dispute.

                  Section 4.7. Letter of Credit Required. The Company shall provide to the Director an irrevocable and unconditional letter of credit, acceptable to the Director in the Director's sole discretion, for the amount of $3,000,000, payable to the Trustee and for a term of not less than three (3) years. If any Event of Default occurs, the Trustee shall, at the direction of the Director, draw on said letter of credit. At any time after thirty (30) days prior to the expiration of said letter of credit, the Trustee shall at the direction of the Director draw on said letter of credit unless thirty (30) days prior to the expiration of said letter of credit or any renewal or replacement thereof:

                  (a) said letter of credit is renewed for a term of not less than one year;

                  (b) the Company provides to the Director another unconditional and irrevocable letter of credit, acceptable to the Director in the Director's sole discretion, payable to the Trustee, in the amount of $1,500,000, for a term of not less than one year and upon which the Trustee may draw subject to the same conditions as the original letter of credit;

                  (c) the Company provides to the Trustee cash in the amount of $1,500,000;

                  (d) the Bonds are prepaid in accordance with this Lease and the Trust Agreement; or,

                  (e) the Sublessee (1) assumes this Lease or extends the Sublease to the term of this Lease and (2) has had positive net income, excluding any extraordinary earnings or losses, for the fiscal years ending in 1993, 1994 and 1995, as reflected in each case on the income statement of the Sublessee furnished in accordance with Section 7.5 of the Sublease and as determined in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years.

Any amount drawn on a letter of credit by the Trustee or any cash provided to the Trustee pursuant to this Section 4.7 shall be deposited in the Collateral Proceeds Account. Provided that one or more of the foregoing conditions (b), (c) or (e) of this Section 4.7 have been satisfied, and provided that no Event of Default or event which would with notice or the lapse of time or both constitute an Event of Default hereunder or under the Bonds has occurred and is continuing, the remaining balance of any amount deposited to the Collateral Proceeds Account pursuant to this Section 4.7 shall be paid to the Company by the Trustee from the Collateral Proceeds Account in accordance with written instruction from the Director, which instruction may be issued in the Director's sole discretion.

                  Section 4.8. Assignment of Sublease. The Company shall assign all its rights and interest in the Sublease to the Director as security for the payment of rent required by Section 4.3 hereof by the execution of an Assignment in conformance with the Form of Assignment attached hereto as Annex II and incorporated herein by this reference. This Lease is conditioned upon the Sublessee's consent to such assignment by the execution of a Consent in conformance with the Form of Consent attached hereto as Annex H and incorporated herein by this reference.

                                    ARTICLE V

                        MAINTENANCE, TAXES AND INSURANCE

                  Section 5.1. Maintenance and Modifications of Project by the Company. The Company agrees that during the Lease Term it will keep the Project including all appurtenances thereto in good repair and good operating condition at its own cost.

                  The Company shall have the privilege of making additions, modifications or improvements to the Project from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, the cost of which additions, modifications and improvements shall, be paid by the Company, and the same (except any machinery or equipment installed pursuant to Section 8.7 hereof) shall be the property of the Director and be included under the terms of this Lease as part of the Project.

                  Section 5.2. Indemnification by the Company. The Company shall indemnify and hold the Director, the Treasurer and the Trustee (including any member, officer, director or employee thereof) (collectively, the "Indemnified Parties") harmless against any and all claims, asserted by or on behalf of any person, firm or corporation, private or public, arising or resulting from, or in any way connected with (i) financing, installation, operation, use or maintenance of the Project (including, but not limited to, claims relating to compliance with Chapter 4115, Ohio Revised Code), (ii) any act, failure to act or misrepresentation by any person, firm, corporation or governmental authority in connection with the issuance, sale or delivery of the Bonds and (iii) any act, failure to act or misrepresentation by any other Indemnified Party in connection with, or in the performance of any obligation related to the issuance, sale and delivery of the Bonds or under this Lease or the Trust Agreement, including all liabilities, costs and expenses, including reasonable counsel fees, incurred in any action or proceeding brought by reason of any such claim. In the event any action or proceeding is brought against any Indemnified Party by reason of any such claim, such Indemnified Party will promptly give written notice thereof to the Company. In case such notice shall be so given, the Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume at its own expense the defense of such claim, suit, action or proceeding, in which event such defense shall be conducted by counsel chosen by the Company and reasonably satisfactory to such Indemnified Party against whom such action or proceeding is pending; but if the Company shall elect not to assume such defense, it shall reimburse such Indemnified Party for the reasonable fees and expenses of any counsel retained by such Indemnified Party. If at any time the Indemnified Party becomes dissatisfied with the selection of counsel by the Company, a new mutually agreeable counsel shall be retained at the expense of the Company. Each Indemnified Party agrees that the Company shall have the sole right to compromise, settle or conclude any claim, suit, action or proceeding against any of the Indemnified Parties. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ counsel in any such action at its own expense; and provided further that such Indemnified Party shall have the right to employ counsel in any such action and the fees and expenses of such counsel shall be at the expense of the Company if: (i) the employment of counsel by such Indemnified Party has been authorized by the Company, (ii) there reasonably appears that there is a conflict of interest between the Company and the Indemnified Party in the conduct of the defense of such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Company shall not in fact have employed counsel to assume the defense of such action. The Company shall also indemnify the Indemnified Parties from and against all costs and expenses, including reasonable counsel fees, lawfully incurred in enforcing any obligations of the Company under this Lease. Anything herein to the contrary notwithstanding, the foregoing agreements by the Company to indemnify any Indemnified Party shall not apply to grossly negligent acts or omissions or acts or omissions of willful misconduct on the part of such Indemnified Party. The Company shall not be liable for any settlement of any action or claim effected without its consent. The obligations of the

Company under this Section shall survive the termination of this Lease and shall be in addition to any other rights, including without limitation, rights to indemnity which any Indemnified Party may have at law, in equity, by contract or otherwise.

                  Section 5.3. Taxes, Other Governmental Charges and Utility Charges. The Company will pay, as the same respectively become due, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment or other property installed or brought by the Company thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the receipts, income or profits of the Director from the Project which, if not paid, may become or be made a lien on the Project or a charge on the revenues and receipts therefrom), and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Lease Term.

                  Section 5.4. Insurance Required. The Company or Sublessee shall insure the Project in an aggregate amount equal to the replacement cost of the Project, but in any event not less than the principal amount of Bonds outstanding from time to time, against loss or damage by fire, boiler explosion, as well as such other risks as are covered by the endorsement commonly known as "extended coverage", plus vandalism and malicious mischief, in insurance companies authorized to issue such policies in the State. Any insurance policy maintained by the Company pursuant to this Section 5.4 may provide that the policy does not cover the first $25,000 or less of loss, or such greater amount as may (with due regard to insurance practices from time to time current with respect to buildings similar to the Project Facilities) be approved in writing by the Director, with the result that the Company is its own insurer to that extent. Any return of insurance premium or dividends based upon such premium shall be due and payable solely to the Company unless such premium shall have been paid by the Director or Trustee.

                  As an alternative to the above, the Company may insure the Project under a blanket insurance policy or policies which cover not only the Project but other properties.

                  Section 5.5. Additional Provisions Respecting Insurance. Any insurance policy issued pursuant to Section 5.5 hereof shall be so written or endorsed as to make losses, if any, adjustable by the Company and payable to the Company and the Trustee, for the account of the Director; provided, any such insurance policy may be so written or endorsed as to make losses not in excess of $25,000 for each occurrence payable directly to the Company as hereinafter provided in Section 6.1. Each insurance policy provided for in Section 5.5 and
Section 5.8 hereof shall contain a provision to the effect that the insurance company shall not cancel the same without first giving written notice thereof to the Director and the Trustee at least thirty days in advance of such cancellation, and the Company shall deliver to the Director and the Trustee duplicate copies or certificates of insurance pertaining to each such policy of insurance procured by the Company and shall keep such duplicate copies or certificates up to date.

                  Section 5.6. Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of this Lease shall be applied as follows: (i) the Net Proceeds of the insurance required in Section
5.5 hereof shall be applied as provided in Section 6.1 hereof, and (H) the Net Proceeds of the insurance required in Section 5.8 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds 'may be paid.

                  Section 5.7. Public Liability Insurance. The Company agrees that it will carry public liability insurance with refer ace to its operations at the Project with one or more reputable insurance companies duly qualified to do business in the State, in minimum amounts of $1,000,000 for the death of or personal injury to one person and $3,000,000 for personal injury or death for each occurrence in connection with the Project and $500,000 for property damage of any occurrence in connection with the Project, with a deductible not to exceed $10,000. The Director and the Trustee shall be made additional insureds under such policies. The insurance provided by this Section 5.8 may be by blanket insurance policy or policies.

                  Section 5.8. Advances. In the event the Company shall fad to maintain the full insurance coverage required by this Lease or shall fad to keep the Project in good repair and operating condition, the Director or the Trustee may (but shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or may make such repairs or replacements as are necessary and provide for payment thereof, and all amounts so advanced therefor by the Director shall become an additional obligation of the Company to the Director, which amounts, together with interest thereon at the Interest Rate for Advances from the date thereof, the Company agrees to pay on demand.

                                   ARTICLE VI

                      DAMAGE, DESTRUCTION AND CONDEMNATION

                  Section 6.1. Damage and Destruction. If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), the Project Facilities shall be damaged or partially or totally destroyed by fire, flood, windstorm, or other casualty at any time during the Lease Term, there shall be no abatement or reduction in the rent payable by the Company under this Lease, and, to the extent that the claim for loss resulting from such damage or destruction is not greater than $50,000 the Company (i) will promptly repair, rebuild, replace or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not make the Project unsuitable for the Project Purposes, and (ii) will apply for such purpose so much as may be necessary of any Net Proceeds of insurance policies resulting from claims for such losses not in excess of $50,000 as well as any additional moneys of the Company necessary therefor. All Net Proceeds of insurance resulting from claims for any such loss not in excess of $50,000 shall be paid to the Company.

                  If prior to fall payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), the Project Facilities shall be destroyed (in whole or in part) or damaged by fire, flood, windstorm or other casualty to such extent that the claim for loss resulting from such destruction or damage is in excess of $50,000 the Company shall promptly give written notice thereof to the Director and the Trustee. All Net Proceeds of insurance policies resulting from claims for such losses in excess of $50,000 shall be paid to and held by the Trustee in the Collateral Proceeds Account, whereupon, unless the Company shall have elected to exercise its option to purchase the Project pursuant to the provisions of
Section 10.2(a) of this Lease, (i) the Company will proceed to repair, rebuild, replace or restore the property damaged or destroyed with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not make the Project unsuitable for tile Project Purposes, and (h) the Trustee will disburse moneys in the Collateral Proceeds Account to or upon the direction of the Company for payment of the costs of such repair, rebuilding, replacement or restoration, either on completion thereof or, if the Company shall so request, as the work progresses. Any such disbursements shall be made pursuant to the procedures set forth in Section 3.3 of this Lease for disbursement of moneys in the Project Fund, including, but not limited to, the requirement that the Company obtain the written approval of the Director with respect to each disbursement. In the event the moneys in the Collateral Proceeds Account are not sufficient to pay in MI the costs of such repair, rebuilding, replacement or restoration, the Company nonetheless will complete the work and pay the costs thereof from its own resources. The Company shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the Director or any diminution in or postponement of the rents payable under Section 4.3 of this Lease.

                  Section 6.2. Eminent Domain. In the event that title to or the temporary use of the Project, or any part thereof, shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, there shall be no abatement or reduction in the rent payable by the Company under this Lease during the balance of the Lease Term, and any Net Proceeds received from any award made in such eminent domain proceedings shall be paid to and deposited by the Trustee in the Collateral Proceeds Account and shall be applied by the Director or the Company in one or more of the following ways as shall be directed in writing by the Authorized Company Representative:

                  (a) to the replacement or restoration of the Project to substantially the same condition as existed prior to the exercise of said power of eminent domain; or

                  (b) to the redemption of all of the Bonds pursuant to the Trust Agreement, together with accrued interest thereon to the date of redemption upon exercise of the option to purchase authorized by Section 10.2(b) of this Lease.

Within ninety days from the date of entry of a final order in an eminent domain proceeding granting condemnation, the Authorized Company Representative shall direct the Director and the Trustee in writing as to which of the ways specified in this Section the Company elects to have the Net Proceeds of the condemnation award applied. Any balance of the Net Proceeds remaining after such application shall be retained in the Collateral Proceeds Account.

                  The Director shall cooperate fully with the Company in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part thereof and, to the extent it may lawfully do so, will permit the Company to litigate in any such proceedings in its own name or in the name and on behalf of the Director (except as such proceedings are instigated by the Director, in which event the Company shall have the right to proceed as if it were the owner of the Project). In no event will the Director voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project or any part thereof without the written consent of the Company.

                  Section 6.3. Condemnation of Company Owned Property. The Company shall be entitled to the Net Proceeds of any condemnation award or portion thereof made for damages to or takings of its own property.

                                  ARTICLE VII


                                SPECIAL COVENANTS

                  Section 7.1. No Warranty of Condition or Suitability. The Director does not make any warranty, either express or implied, as to the condition, workmanship, merchantability or capacity of the Project or any part thereof or as to its or any part's suitability or operation for the Project Purposes.

                  At any time, upon request of the Company, so long as it is not in default hereunder, the Director will assign to the Company all warranties and guarantees of all contractors, subcontractors, manufacturers, suppliers and engineers for the furnishing of labor, materials, supervision or design in connection with the Project and any rights or causes of action against any of the foregoing.

                  Section 7.2. Right of Access to the Project. The Company agrees that the Director and any of the Director's duly authorized agents shall have the right at all reasonable times to ewer upon the Project and to examine and inspect the Project. The Company further agrees that the Director and the Director's duly authorized agents shall have such rights of access to the Project as may be reasonably necessary to cause to be completed the construction provided for in Section 3.1 hereof, and thereafter for the proper maintenance, of the Project in the event of failure by the Company to perform its obligations under Sections 3.1 or 5.1 hereof.

                  Section 7.3. Granting Easements. If the Company is not in default under this Lease, the Director at the request of the Company shall grant easements, licenses, rights-of-way

(including the dedication of public highways) and other rights or privileges in the nature of easements with respect to Project Site, or may release existing easements, licenses, rights-of-way and other rights of privileges with or without consideration, and the Director agrees that it shall execute and deliver any instrument necessary or appropriate to grant or release" any such easement, license, right-of-way or other right or privilege upon receipt of: (a) a copy of the instrument of grant or release; (b) a written application signed by the Authorized Company Representative requesting such instrument; and (c) a certificate executed by an Independent Engineer that in his opinion such grant or release will not make the Project unsuitable for the Project Purposes.

                  Section 7.4. No Abatement or Diminution of Rent. No release or grant effected under the provisions of Section 7.3 of this Lease shall entitle Company to any abatement or diminution of the of the rents payable under Section
4.3 hereof.

                  Section 7.5. Deposit of Moneys. Any moneys received by Director pursuant to Section 7.3 of this Lease shall immediately be paid to the Trustee for deposit in the Collateral Proceeds Account.

                  Section 7.6. Information Concerning Operations. At the request of the Director and, in any event, within ninety (90) days after the last day of each fiscal year of the Company beginning with the fiscal year in which the Completion Date occurs, the Company shall furnish to the Director a report on Project operations setting forth the total number of employees then employed by the Company at the Company Facilities and such other employment, economic and statistical data concerning the Project as may reasonably be requested by the Director.

                  Section 7.7. Affirmative Covenants of the Company. Throughout the Term of this Lease, the Company shall:

                  (a) Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it, its income or any of its property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon its property. Nothing in this Section shall require the Company to pay or discharge any such tax, assessment, governmental charge or levy so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Company shall have delivered to the Director an opinion of counsel, selected by the Company and reasonably acceptable to the Director, to the effect that nonpayment of any such items during the pendency of such contest will not adversely affect the Director's right, title or interest in the Project.

                  (b) Maintain Existence. Do or cause to be done all things necessary to preserve and keep ii full force and effect its existence and its material rights and franchises.

                  (c) Maintain Property. Maintain and keep its property in good repair, working order and condition, and from time to time make all repairs, renewals and replacements which, in the opinion of the Company, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (c) shall prevent the Company from selling or otherwise disposing of any property whenever, in the good faith judgment of the Company, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the Company.

                  (d) Maintain Insurance. Keep all of its insurable property insured against loss or damage by fire and other risks, maintain public liability insurance against claims r personal injury, death, or property damage suffered by others upon, in or about any premises occupied by the Company; and maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business. All insurance for which provision has been made in this subsection (d) shall be maintained against such risks and in at least such amounts (but subject to such deductibles) as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that it may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.

                  (e) Furnish Information. Furnish to the Director:

                  (i) Quarterly Reports. Within forty-five (45) days after the end of each quarterly period of each fiscal year of the Company, the balance sheet of the Company as at the end of such quarterly period, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such quarterly period, setting forth in comparative form the corresponding figures as at the end of or for the corresponding quarter of the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to usual year-end audit adjustments.

                  (ii) Annual Reports. Within ninety (90) days after the last day of each fiscal year of the Company, a copy of its audit report containing a balance sheet of the Company as at the end of such fiscal year, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such fiscal year, setting forth in comparative form the corresponding figures as at the end of or for the previous fiscal year, all in reasonable detail and all examined by and accompanied by a review letter or opinion of its independent certified public accountants to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Company's financial position at the close of such period and the results of its operations for such period. In addition, the Company shall provide to the Director, along with such audit report, a certificate from its auditors which states that the Company has complied with all financial covenants which are set forth in Section 7.8(d) hereof, or, as the case may be, disclose any defaults thereunder.

                  (iii) Certificate; No Default. With the financial reports required to be furnished under this Section, a certificate of the Company's chief executive officer or chief financial officer stating that (a) no Event of Default has occurred and is continuing and no event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto, and that (b) no action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, is pending or threatened, which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Lease or would materially and adversely affect its business, operations, assets or condition, all as of the date of such certificate, except as disclosed in such certificate.

                  (iv) Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, Of the Company as the Director may reasonably request, provided that reasonable provision is made for protecting proprietary information of the Company.

                  (f) Deliver Notice. Forthwith upon learning of any of the following, deliver written notice thereof to the Director, describing the same and the steps being taken by the Company with respect thereto:

                  (i) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, or

                  (ii) any action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, instituted or threatened which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Lease, or would materially and adversely affect its business, operations, assets or condition, or

                  (iii) the occurrence of a Reportable Event, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under, or the institution of steps by the Company to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Company may have liability.

                  (g) Inspection Rights. At any reasonable time and from time to time, permit the Director, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and discuss the general business affairs of the Company with any of its officers; provided, however, that the Company reserves the right to restrict access to any of its facilities in accordance with reasonably adopted procedures relating to safety and security.

                  (h) Zoning, Planning and Environmental Regulations. The Provision of the Project will be completed and the Project and the Company Facilities will be operated and maintained in the manner as to conform with all applicable zoning, planning, building, environmental and other applicable governmental regulations (or variances therefrom) imposed by any Governmental Authority and as to be consistent with the purposes of the Act.

                  (i) Use of Project Fund Moneys. All moneys disbursed from the Project Fund (except for any amounts transferred to the Collateral Proceeds Account pursuant to the terms of this Lease) shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such moneys shall be knowingly paid to or retained by the Company or any, officer, shareholder, director or employee of the Company as a fee, kick-back or consideration of any type, except as previously disclosed to the Director in writing. The Company has no identity of interest with, or interest in, the general contractor or any architect, subcontractor, laborer or materialman performing work or services or supplying materials in connection with the Provision of the Project, except as previously disclosed to the Director in writing.

                  (j) Sublessee. Cause the Sublessee, pursuant to the Sublease, to:

                  (i) Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when and payable, all taxes, assessments and governmental charges or levies imposed upon it, its income or any of its property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon its property. Nothing in this Section shall require the Sublessee to pay or discharge any such tax, assessment, governmental charge or levy so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Sublessee shall have delivered to the Director an opinion of counsel, selected by the Sublessee and reasonably acceptable to the Director, to the effect that nonpayment of any such items during the pendency of such contest will not adversely affect the Director's right, title or interest in the Project.

                  (ii) Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights and franchises.

                  (iii) Maintain Property. Maintain and keep its property in good repair, working order and condition, and rom time to time make all repairs, renewals and replacements which, in the opinion of the Sublessee, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (iii) shall prevent the Sublessee from selling or otherwise disposing of any property whenever, in the good faith judgment of the Sublessee, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the Sublessee.

                  (iv) Maintain Insurance. Keep all of its insurable property insured against loss or damage by fire and other risks, maintain public liability insurance against claims for personal injury, death, or property damage suffered by others upon, in or about any premises occupied by the Sublessee; and maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business. All insurance for which provision has been made in this subsection (iv) shall be maintained against such risks and in at least such amounts (but subject to such deductibles) as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that it may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.

                  (v) Furnish Information. Furnish to the Director:

                  (A) Quarterly Reports. Within forty-five (45) days after the end of each quarterly period of each year of the Sublessee, the balance sheet of the Sublessee as at the end of such quarterly period, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such quarterly period, setting forth in comparative form the corresponding figures as at the end of or for the corresponding quarter of the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to usual year-end audit adjustments.

                  (B) Annual Reports. Within ninety (90) days after the last day of each fiscal year of the Sublessee, a copy of its audit report containing a balance sheet of the Sublessee as at the end of such fiscal year, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such fiscal year, setting forth in comparative form the corresponding figures as at the end of or for the previous fiscal year, all in reasonable detail and all examined by and accompanied by a review letter or opinion of its independent certified public accountants to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Sublessee financial position at the close of such period and the results of its operations for such period. In addition, the Sublessee shall provide to the Director, along with such audit report, a certificate from its auditors which states that the Sublessee has complied with all financial covenants which are set forth in
Section 7.8(d) hereof, or, as the case may be, disclose any defaults thereunder.

                  (C) Certificate, No Default. With the financial reports required to be furnished under this Section, a certificate of the Sublessee's chief executive officer or chief financial officer stating that (a) no Event of Default under the Sublease has occurred and is continuing and no event or circumstance which would constitute an Event of Default under the Sublease, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default under the Sublease or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which the Sublessee proposes to take with respect thereto, and that (b) no action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, is pending or threatened, which, if adversely determined, would materially impair the right or ability of the Sublessee to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Sublessee to perform the transactions contemplated by this Lease or would materially and adversely affect its business, operations, assets or condition, all as of the date of such certificate, except as disclosed in such certificate.

                  (D) Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Sublessee as the Director may reasonably request, provided that reasonable provision is made for protecting proprietary information of the Sublessee.

                  (vi) Deliver Notice. Forthwith upon learning of any of the following, deliver written notice thereof Director, describing the same and the steps being taken by the Sublessee with respect thereto:

                  (A) the occurrence of an Event of Default under the Sublease or an event or circumstance which would constitute an Event of Default under the Sublease, but for the requirement that notice be given or time elapse or both, or

                  (B) any action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, instituted or threatened which, if adversely determined, would materially impair the right or ability of the Sublessee to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Sublessee to perform the transactions contemplated by the Sublease, or would materially and adversely affect its business, operations, assets or condition, or

                  (C) the occurrence of a Reportable Event, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under, or the institution of steps by the Sublessee to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which the Sublessee may have liability.

                  (vii) Inspection Rights. At any reasonable time and from time to time, permit the Director, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Sublessee and discuss the general business affairs of the Sublessee with any of its officers; provided, however, that the Sublessee reserves the right to restrict access to any of its facilities in accordance with reasonably adopted procedures relating to safety and security.

                  (viii) Zoning, Planning and Environmental Regulations. The Provision of the Project will be completed and the Project will be operated and maintained in such manner as to conform with all applicable zoning, planning, building, environmental and other applicable governmental regulations (or variances therefrom) imposed by any Governmental Authority and as to be consistent with the purposes of the Act.

                  (ix) Use of Project Fund Moneys. All moneys disbursed from the Project Fund (except for any amounts transferred to the Collateral Proceeds Account pursuant to the terms of this Lease) shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such moneys shall be knowingly paid to or retained by the Sublessee or any, officer, shareholder, director or employee of the Sublessee as a fee, kick-back or consideration of any type. The Sublessee has no identity of interest with, or interest in, the general contractor or any architect, subcontractor, laborer or materialman performing work or services or supplying materials in connection with the Provision of the Project.

                  Section 7.8. Negative Covenants of the Company. Throughout the Lease Term, the Company shall not without the prior written consent of the
Director:

                  (a) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of its assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into it; provided, however, that the Company may, without violating the agreement contained in this subsection (i), consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell, transfer or otherwise dispose of all, or substantially all, of its assets as an entirety and thereafter dissolve if: (i) the prior written consent of the Director is obtained; or (ii)(A) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of the Company hereunder (if such surviving, resulting or transferee entity is other than the Company); and (B) the surviving, resulting or transferee entity, as the case may be, is an entity duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the Company immediately prior to such disposition, consolidation or merger, transfer or change of form.

                  (b) ERISA. Voluntarily terminate any employee benefit plan or other plan (a "Plan") maintained for employees of the Company and covered by Title IV of ERISA, so as to result in any material liability of the Company to the Pension Benefit Guaranty Corporation ("PBGC"), enter into any Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material liability of the Company to the PBGC, cause any occurrence of any Reportable Event (as defined in Title IV of EMSA) which results in any material liability of it to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Company to the PBGC.

                  (c) Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                  (d) Financial Covenants.

                  (i) Suspension of Operation. Suspend or discontinue operation of the Project.

                  (e) Modify Sublease. Amend, modify or terminate any provision of the Sublease or consent to or waive any Event of Default under the Sublease. Upon the occurrence and continuation of any Event of Default under the Sublease, the Sublessee Shall at the direction of the Director exercise its rights and remedies thereunder in accordance with such direction.

                  (f) Sublease. Permit the Sublessee, pursuant to the Sublease, to:

                  (i) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of its assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into it; provided, however, that the Sublessee may, without violating the agreement contained in this subsection (i), consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell, transfer or otherwise dispose of all, or substantially all, of its assets as an entirety and thereafter dissolve if: (i) the prior written consent of the Director is obtained; or (ii)(A) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of the Sublessee hereunder (if such surviving, resulting or transferee entity is other than the Sublessee); and (B) the surviving, resulting or transferee entity, as the case may be, is an entity duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the Sublessee immediately prior to such disposition, consolidation or merger, transfer or change of form.

                  (ii) ERISA. Voluntarily terminate any employee benefit plan or other plan (a "Plan") maintained or employees of the Sublessee and covered by Title IV of ERI as to result in any material liability of the Sublessee to the Pension Benefit Guaranty Corporation ("PBGC"), enter into any Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, and in ERISA) involving any Plan which results in any material liability of the Sublessee to the PBGC, cause any occurrence of any Reportable Event (as defined in Title IV of ERISA) which results in any material liability of it to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Sublessee to the PBGC.

                  (iii) Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                  Section 7.9. Sublease. It shall be an express covenant of the Sublease that the Sublessee shall not without the prior written consent of the
Director:

                  (a) Suspension of Operation. Suspend or discontinue operation of the Project.

                  (b) Net Worth. Permit total assets less total liabilities ("Net Worth"), determined in each case in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years, to be less than $15,000,000 as of December 31, 1993, $25,000,000 as of December 31, 1994, and $35,000,000 as of December
31, 1995 and thereafter.

                  (c) Debt Restrictions. Permit total Sublessee liabilities including capitalized lease obligations but exclusive loans from officers, directors or holders of 5 % or more of the Company's equity securities to exceed an amount which is three (3) times Net Worth (determined as provided for in Section 7.9(b) above) at December 31, 1993, two (2) times Net Worth (determined as provided for in Section 7.9(b) above) at December 31, 1994, and equal to tangible net worth (determined as provided for in Section 7.9(b) above) at each December 31 thereafter as reflected in each case on the balance sheet of the Company furnished in accordance with Section 7.5 of the Sublease and as determined in each case in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years.

                  (d) Shareholder Loans. Pay, or otherwise make a distribution as satisfaction for, interest on any loan made to Guarantor by an officer, director or holder of 5 % or more of Guarantor's equity securities (present or future) unless all amounts due as payments of principal and interest on the Note have been paid. Guarantor shall not make loans to any officer, director of holder of 5% or more of Guarantor's equity securities (present or future), except for loans of which the aggregate balance does not exceed $14,.000,000.

                  (e) Encumber Assets. Pledge, assign, sell-leaseback, hypothecate or in any manner encumber any of its assets, except as otherwise expressly permitted by the Sublease.

                  (f) Removal of Assets. Remove, transfer or transport any of the Project Facilities from the Project Site, except as permitted pursuant to
Section 4.4 of the Sublease.

                  (g) Sell Stock. Sell any equity interest, including without limitation common or preferred stock, in the Sublessee unless the now-existing loan from the Sublessee to Jeno F, Paulucci is repaid in full.

                  Section 7.10. Mechanics' and Other Liens. The Company shall not suffer or permit any mechanics' or other liens to be filed or exist against the Project nor any part thereof, nor against the Company's leasehold interest in the Project, nor against the Project Fund or the Collateral Proceeds Account, by reason of work, labor, services, or materials supplied or claimed to have been supplied to, for or in connection with the Project or any part thereof or to the Director or the Company or anyone holding the Project or any part thereof through or under the Company. Nothing in this Section shall require the Company to pay or discharge any such lien so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Company shall have delivered to the Director an opinion of counsel, selected by the Company and reasonably acceptable to the Director, to the effect that nonpayment of any such lien during the pendency of such contest will not adversely affect the Director's right, title or interest in the Project. If any such liens shall at any time be filed, the Company shall, within one hundred twenty days after notice of the filing thereof but subject to the right to contest hereinafter set forth, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If the Company shall fail to cause such lien to be discharged, or to contest the validity or amount thereof, within the period aforesaid, then, in addition to any other right or remedy of the Director, the Director may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount paid by the Director shall be reimbursed by the Company to the Director on demand, and if not so reimbursed on demand shall be paid by the Company with interest thereof at the Interest Rate for Advances from the date of payment by the Director, which amounts the Company agrees to pay.

                                  ARTICLE VIII

                       ASSIGNMENT, SUBLEASING AND SELLING;
                    REDEMPTION; RENT PREPAYMENT AND ABATEMENT

                  Section 8.1. Assignment and Subleasing by the Lessee. This Lease may not be assigned in whole or in part, nor may the Project be subleased as a whole or in part, by the Company without the consent of the Director. The Director hereby consents to the sublease of the Project to the Sublessee pursuant to the Sublease.

                  Section 8.2. Pledge by the Director. The Director has pledged any moneys receivable under or pursuant to this Lease (except for reimbursement of expenses and indemnification by the Company) to the Trustee pursuant to the Trust Agreement. The Company hereby consents to such assignment and pledge.

                  Section 8.3. Restrictions on Transfer and Encumbrance of Project by the Director. The Director agrees that, except as otherwise provided in this Lease, it will not sell, assign, transfer, convey or otherwise dispose of the Project or any portion thereof during the Lease Term and that it will not, to the extent permitted by law, take any action which may reasonably be construed as tending to cause or induce the levy of special assessments by others against the Project without the written consent of the Company, nor will it create or suffer to be created any debt, lien or charge thereon or make any pledge or assignment of or create any lien or encumbrance upon the rents, revenues and receipts derived from the sale, lease or other disposition of the Project other than as provided in Section 8.2 hereof.

                  Section 8.4. Redemption of Bonds. The Director, at the written request at any time of the Company if the Bonds are then callable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Trust Agreement to effect redemption of all or part of then outstanding Bonds, as may be specified by the Company, on the earliest redemption date on which such redemption may be made under such applicable provisions, if the Company shall then have deposited with the Trustee moneys sufficient to pay the principal of and premium, if any, and interest due or to become due on such redemption date with respect to the Bonds as to which such request is made.

                  Section 8.5. Prepayment of Rents. There is expressly reserved to the Company the right, and the Company is authorized and permitted, at any time it may choose, to prepay all or any part of the rents payable under Section
4.3 hereof, and the Director agrees that the Trustee may accept such prepayment of rents when the same are tendered by the Company. Notwithstanding the provisions of Section 4.4 of this Lease, prepaid rent shall be deposited to the Collateral Proceeds Account and transferred to the Debt Service Account as rental payments in the amounts and on the dates specified for rental payments pursuant to Section 4.3 of this Lease.

                  Section 8.6. Lessee Entitled to Certain Rent Abatements if Bonds Paid Prior to Maturity. If at any tune during the Lease Term there shall be no Bonds outstanding, within the meaning of the Trust Agreement, and if the Company is not at the time in default hereunder, the Company shall be entitled to use and occupy the Project from such time to tile termination of the Lease, without the payment of the rent (but otherwise on the terms and conditions hereof).

                  Section 8.7. Installation of the Company's Own Machinery and Equipment. In addition to the Project Facilities, the Company may from time to time, in its sole discretion and at its own expense, install additional movable personal property, machinery, equipment, furniture or fixtures in the Project Facilities or on the Project Site. All such property so installed by the Company shall remain the sole property of the Company in which the Director shall have no interest, and may be modified or removed at any time while the Company is not in default hereunder. Nothing contained in the preceding provisions of this Article shall prevent the Company from purchasing, after delivery of this Lease, movable personal property, machinery, equipment, furniture or fixtures, not constituting part of the Project, on conditional sale contract or lease sale contract, or subject to vendor's lien or security agreement, as security for the unpaid portion of the purchase price thereof; provided no such lien or security interest shall attach to any part of the Project.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 9.1. Event of Default. Each of the following shall be an "Event of Default":

                  (a) The Company shall fail to pay any amount payable pursuant to this Lease on the date on which such payment is due and payable; or

                  (b) The Sublessee shall fail to pay any amount payable pursuant to the Sublease on the date on which such payment is due and payable; or

                  (c) The Company shall fail to observe and perform any agreement, term or condition contained in the Lease other than as required pursuant to subsection (a) above, and such failure continues for a period of thirty (30) days after notice of such failure is given to the Company by the Director, or for such longer period as the Director may agree to in writing; provided, that if the failure is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute an Event of Default so long as the Lessee institutes curative action within the applicable period and diligently pursues such action to completion; or

                  (d) The Sublessee shall fail to observe and perform any agreement, term or condition contained in the Sublease other than as required pursuant to subsection (b) above, and such failure continues for a period of thirty (30) days after notice of such failure is given to the Sublessee by the Director, or for such longer period as the Director may agree to in writing; provided, that if the failure is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute an Event of Default so long as the Sublessee institutes curative action within the applicable period and diligently pursues such action to completion; or

                  (e) Any representation or warranty made by the Company (or any of its officers) herein or in any, Lease Approval Document or in connection herewith or therewith shall prove to have been incorrect in any material respect when made; or

                  (f) Any representation or warranty made by the Sublessee (or any of its officers) in any Lease Approval Document or in connection therewith shall prove to have been incorrect in any material respect when made; or

                  (g) The Company shall fail to pay any indebtedness of the Company, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (h) The Sublessee shall fail to pay any indebtedness of the Sublessee, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the Stated maturity thereof; or

                  (i) The Company commences a voluntary case concerning it under titles of the United States Code entitled "Bankruptcy", as now, or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and relief is ordered against the Company, or the petition is controverted but is not dismissed within sixty (60) days after the commencement of the case; or the Company is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty
(60) days; or the Company is adjudicated insolvent or bankrupt; or the Company fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding or any order of relief or other order approving any such case or proceeding or the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment for the benefit of creditors; or any action is taken by the Company for the purpose of effecting any of the foregoing; or a receiver or trustee or any other officer or representative of the court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of the Company for a period in excess of sixty (60) days; or

                  (j) The Sublessee commences a voluntary case concerning it under titles of the United States Code entitled "Bankruptcy", as now, or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Sublessee under the Bankruptcy Code and relief is ordered against the Sublessee, or the petition is controverted but is not dismissed within sixty (60) days after the commencement of the case; or the Sublessee is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Sublessee; or the Sublessee commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; or there is commenced against the Sublessee any such proceeding which remain undismissed for a period of sixty (60) days; or the Sublessee is adjudicated insolvent or bankrupt; or the Sublessee fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding or any order of relief or other order approving any such case or proceeding or the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days; or the Sublessee makes a general assignment for the benefit of creditors; or any action is taken by the Sublessee for the purpose of effecting any of the foregoing; or a receiver or trustee or any other officer or representative of the court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of the Sublessee for a period in excess of sixty (60) days; or

                  (k) A judgment or order for the payment of money in excess of Ten Thousand Dollars ($10,000) shall be rendered against the Company and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (l) A judgment or order for the payment of money in excess of Ten Thousand Dollars ($10,000) shall be rendered against the Sublessee and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m) Any default under the Guaranty shall have occurred and be continuing; or

                  (n) The Company fails to meet its minimum funding requirements under Section 301 et seq. of ERISA, with respect to any of its Plans; or

                  (o) The Sublessee fails to meet its minimum funding requirements under Section 301 et seq. of ERISA, with respect to any of its Plans; or

                  (p) The Company waives, suffers or consents to any "Event of Default" under the Sublease as such term is defined therein; or

                  (q) Any "Event of Default" under the Sublease as such term is defined therein.

                  Section 9.2. Remedies on Default. Whenever an Event of Default shall have happened and be subsisting, any one or more of the following remedial steps may be taken:

                  (a) The Director may at his option declare all installments of rent payable under Section 4.3 hereof for the remainder of the Lease Term to be immediately due and payable, whereupon the same shall become immediately due and payable.

                  (b) The Director may reenter and take possession of the Project without terminating this Lease, and sublease the Project for the account of the Company, holding the Company liable for the difference between the rent and other amounts payable by such sublessee in such subleasing and the rents and other amounts payable by the Company hereunder.

                  (c) The Director may terminate the Lease Term, exclude the Company from possession of the Project and use his best efforts to lease or sell the Project to another, but holding the Company liable for all rent and other payments due up to the effective date of such leasing.

                  (d) The Director may direct the Trustee, in writing, to transfer any amounts remaining in the Project Fund to the Collateral Proceeds Account.

                  (e) The Director may take whatever action at law or in equity as may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Lease.

Any amounts collected pursuant to action taken under this Section shall be paid into the Collateral Proceeds Account and applied in accordance with the provisions of the Trust Agreement or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Trust Agreement) and all other amounts payable thereunder and hereunder have been paid, as directed by the Company.

                  Section 9.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Director by this Lease is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Director to exercise any remedy reserved to him in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

                  Section 9.4. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Lease and the Director should employ attorneys or incur other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Lease, the Company agrees that it will on demand therefor reimburse the reasonable fee of such attorneys and such other expenses so incurred. If any such fees and expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances, shall, to the extent permitted by law, constitute indebtedness secured hereby and by the Trust Agreement, and in any action brought to collect such indebtedness, the Director shall be entitled to seek the recovery of such fees and expenses in such action except as limited by law or by judicial order or decision entered in such proceedings.

                  Section 9.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                  Section 9.6. Waiver of Appraisement, Valuation, Etc. In the event the Company should default under any of the provisions of this Lease, the Company agrees to waive, to the extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension or redemption laws now or hereafter in force, and all right of appraisement and redemption to which it may be entitled.

                  Section 9.7. Reinstatement. Notwithstanding any termination of this Lease in accordance with the provisions of Section 9.2 hereof, unless and until the Director shall have entered into a valid and binding agreement providing for the reletting of the Project, the Company may at any time after such termination pay all accrued unpaid rent plus any costs to the Director and the Trustee (including, but not limited to, fees and expenses) occasioned by the default and fully cure all other defaults then capable of being cured. Upon such payment and cure, this Lease shall be fully reinstated, as if it had never been terminated, and the Company shall be restored to the use, occupancy and possession of the Project.

                                    ARTICLE X

                   OPTIONS AND OBLIGATIONS TO PURCHASE PROJECT

                  Section 10.1. Option to Terminate. The Company shall have the option to cancel or terminate the term of this Lease at any time when all the Bonds shall be deemed to have been paid and discharged under the provisions of the Trust Agreement and all amounts payable by the Company hereunder shall have been paid. Such option shall be exercised by giving the Director notice in writing of such cancellation or termination and such cancellation and termination shall forthwith become effective.

                  Section 10.2. Option to Purchase Project Prior to Payment of the Bonds. The Company shall have, and is hereby granted, the option to purchase the Project prior to the expiration of the Lease and prior to the full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement), if any of the following shall have occurred:

                  (a) The Project Facilities shall have been damaged or destroyed as set forth in Section 6.1 hereof (i) to such extent that they cannot be reasonably restored within a period of six months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company is thereby prevented from carrying on its normal operations for a period of six consecutive months.

                  (b) Title to, or the temporary use of, all or substantially all of the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority (including such a taking or takings as results in the Company being thereby prevented from carrying on its normal operations therein for a period of six consecutive months).

                  (c) As a result of any changes in the Constitution of the State of Ohio or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order or any court or administrative body (whether state or federal) entered after the contest thereof by the Director in good faith, this Lease shall have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in this Lease, or if unreasonable burdens or excessive liabilities shall have been imposed upon the Director or the Company, with respect to the Project or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Lease other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project; provided, that the provisions of this subsection shall in no way effect the Company's obligation for the continued maintenance of the Project during the Lease Term.

To exercise such option, the Company shall, within ninety (90) days following the event authorizing the exercise of such option, give written notice to the Director, and to the Trustee if any of the Bonds shall then be unpaid, and shall specify therein the date of closing such purchase, which date shall be not less than forty-five (45) nor more than ninety (90) days from the date such notice is mailed, and in case of a redemption of the Bonds in accordance with the provisions of the Trust Agreement shall make arrangements satisfactory to the Trustee for the giving of the required notice of redemption, m which arrangements Director shall cooperate. The purchase price payable by the Company, in the event of its exercise of the option granted in this Section, shall be the sum of the following:

                  (1) An amount of money which, when added to (i) the moneys and investments held to the credit of the Collateral Proceeds Account and the Primary Reserve Account and (ii) the aggregate rental payments made by the Company and not theretofore applied to the payment of principal of or interest on the Bonds, will be sufficient pursuant to the provisions of the Trust Agreement, to pay and discharge all then outstanding Bonds on the first possible date for redemption, plus

                  (2) An amount of money equal to the Trustee's fees and expenses, to the extent payable by the Company pursuant to this Lease, accrued and to accrue until such final payment and redemption of the Bonds, plus

                  (3) The sum of One Dollar ($1.00) to the Director.

In the event of the exercise of the option granted in this Section any Net Proceeds of insurance or condemnation shall be paid to the Company, notwithstanding any provision of Section 6.1 and 6.2 hereof, and the Director will deliver to the Company the documents referred to in Section 10.4 hereof.

                  The mutual agreements contained in this Section 10.2, are independent of, and constitute an agreement separate and distinct from any and all provisions of this Lease and shall be unaffected by any fact or circumstance which might impair or be alleged to impair the validity of any other provisions.

                  Section 10.3. Agreement to Purchase Project. The Company agrees that it will purchase and the Director agrees that it will sell the Project for One Dollar ($1.00) upon full payment of the Bonds or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement. Upon sale of the Project to the Company as provided in this Section 10.3, the Director will deliver to the Company the documents referred to in Section 10.4 hereof.

                  Section 10.4. Conveyance upon Exercise of Option to Purchase. Upon exercise of any option to purchase granted herein, the Director will upon payment purchase price deliver or cause to be delivered to the Company documents conveying to the Company good and marketable title to the property being purchased, as such property then exists, subject to the following: (i) those liens and encumbrances, if any, 'to which title to said property was subject when conveyed to the Director, (ii) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (iii) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Lease;
(iv) Permitted Encumbrances, other than this Lease; and (v) if the option is exercised pursuant to the provisions of Section 10.2(b) hereof, the rights and title of the condemning authority.

                  Section 10.5. Option to Purchase, Redeem or Defease Bonds. Provided no Event of Default has occurred and is existing, the Company may instruct the Trustee to apply any moneys on deposit in the Collateral Proceeds Account, together with any moneys furnished to the Trustee by the Company but not constituting payments due under Article IV of this Lease, to any of the following purposes:

                  (a) Purchase of Bonds in the open market at prices not greater than their fair market value;

                  (b) Redemption of Bonds pursuant to the optional redemption provisions thereof; or

                  (c) Defeasance of Bonds pursuant to Article IX of the Trust Agreement.

If the sum of the amounts in the Collateral Proceeds Account and the Primary Reserve Account, when added to the amount delivered by the Company to the Trustee for application in accordance with this Section 10.5, is sufficient to purchase for cancellation, optionally redeem or defease all of the Outstanding Bonds, the Trustee shall, at the direction of the Company, apply moneys in the Primary Reserve Account for any of such purposes.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1. Surrender of Project. In the event the Company should default under this Lease and the Lease Term is terminated, the Company agrees to surrender possession of the Project peaceably and promptly to the Director in as good condition as prevailed at the time it was put in full possession thereof, loss by fire or other casualty covered by insurance, ordinary wear and tear, obsolescence and acts of God excepted.

                  Section 11.2. Amounts Remaining in Collateral Proceeds Account and Primary Reserve Account. It is agreed by the parties hereto that any amounts remaining in the Collateral Proceeds Account or the Primary Reserve Account upon expiration or sooner cancellation or termination of this Lease, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Trust Agreement) and the fees, charges and expenses of the Trustee and all other amounts required to be paid hereunder, shall belong to and be paid to the Company by the Trustee as overpayment of rents.

                  Section 11.3. Notices. All notices, certificates, requests or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, addressed to the recipient at its Notice Address. A duplicate copy of each notice, certificate, request or other communication given hereunder to the Director, the Company, or the Trustee shall also be given to the others. The Company, the Director and the Trustee may, by notice given hereunder, change a Notice Address or designate any further addresses to which subsequent notices, certificates, requests or other communications shall be sent.

                  Section 11.4. Net Lease. This Lease shall be deemed and construed to be a "net lease", and the Company shall pay absolutely net during the Lease Term the rent and all other payments required hereunder, free of any deductions, without abatement, deduction or set-off other than those herein expressly provided.

                  Section 11.5. Binding Effect. This Lease shall inure to the benefit of and shall be binding upon the Director, the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 8.1 and 8.3 hereof, and subject to the further limitation, as set forth on page I of this Lease, that any obligation of the Director created by or arising out of this Lease shall not be a general debt of the Director or the State but shall be payable solely out of the proceeds derived from this Lease or the Net Proceeds of any insurance or condemnation awards as provided herein.

                  Section 11.6. Extent of Covenants of the Director; No Personal Liability. All covenants, stipulations, obligations and agreements of the Director contained in this Lease shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future Director in other than such Director's official capacity acting pursuant to the Act.

                  Section 11.7 Amendments, Changes and Modifications. This Lease may not be effectively amended, changed or modified except by an instrument in writing executed by the Director and the Company. No amendment to the Supplement which has the effect of increasing the Company's obligations under this Lease shall become effective without the written consent of the Company.

                  Section 11.8. Execution Counterparts. This Lease may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same Lease.

                  Section 11.9. Severability. If any clause, provision or section of this Lease be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Lease shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Lease be held to be in violation of law then such agreement or obligation shall be deemed to be the agreement or obligation of the Director or the Company, as the case may be, to the full extent permitted by law.

                  Section 11.10. Captions. The captions or headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Lease.

                  Section 11.11. Governing Law. This Lease shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of the State of Ohio.

                  IN WITNESS WHEREOF, the Director and the Company have caused this Lease to be executed in their respective names by their duly authorized officers or representatives, all as of the date first above written.


Signed and acknowledged.                    DIRECTOR OF DEVELOPMENT OF THE STATE
in the presence of:                         OF OHIO

 /s/ Marlo B. Tannous                       By: /s/ Donald E. Jakeway
-----------------------------                   ----------------------------
                                                Donald E. Jakeway, Director

 /s/ Lana Dixon
-----------------------------
Signed and acknowledged
in the presence of:


                                            FOREMOST MGMT., INC.

 /s/ Benjamin M. Alexander                  By: /s/ Alan A. Stockmeister
-----------------------------                   ----------------------------
                                                Alan A. Stockmeister
                                                President and Chief
 /s/ Kathy L. Jones                             Executive Officer
-----------------------------

STATE OF OHIO       :
                    :ss.
COUNTY OF FRANKLIN  :

                  On this 17th day of September, 1993, before me, a Notary Public in and for said Count personally appeared, Thomas C. Washbush, Donald E. Jakeway, Director of the Department of Development and State Development of the State of Ohio, and acknowledged the execution of the foregoing instrument and that the same is his voluntary act and deed on behalf of the Director of Development of the State of Ohio and the voluntary act and deed of said officer as such.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

                                            /s/ Marlo B. Tannous
                                            --------------------------------
                                            Notary Public

STATE OF OHIO        :
                     :ss.
COUNTY OF FRANKLIN   :

                  On this 20th of September, 1993, before me, a Notary Public in and for said County and State, personally appeared Alan A. Stockmeister, President and Chief Executive Officer of Foremost Mgmt., Inc., the corporation which executed the foregoing instrument, who acknowledged that he did sip said instrument as such President and Chief Executive Officer for and on behalf of said Foremost Mgmt., Inc.; that the same is his free act and deed as such President and Chief Executive Officer, and the free act and deed of said Foremost Mgmt., Inc.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal on the day and year aforesaid.

                                            /s/ Kathy L. Jones
                                            --------------------------------
[notary stamp]                              Notary Public

This instrument was prepared by Benjamin M. Alexander, Esq., Squire, Sanders & Dempsey, 41 South High Street, Columbus, Ohio 43215.

* Filed without exhibits. Such exhibits will be filed with the Commission upon request.